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                                                                       EXHIBIT 4

No.                                                       SHARES _______________

                         SECURITY GROWTH AND INCOME FUND
               INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS
                            Total Authorized Shares:
 1,000,000,000 Shares of Capital Stock of Security Growth and Income Fund with a
                             Par Value of $1.00 Each



THIS CERTIFIES THAT


is the owner of

fully paid and non-assessable shares of Common Stock, each of the par value of $1.00 per share, of SECURITY GROWTH AND INCOME FUND, transferable on the books of the corporation by the holder hereof in person or by attorney, upon surrender of this certificate duly endorsed or assigned.

This certificate and the shares represented hereby are subject to the laws of the State of Kansas and to the Articles of Incorporation and the Bylaws of the corporation as from time to time amended.

IN WITNESS WHEREOF, SECURITY GROWTH AND INCOME FUND, has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation.

Dated                                       Account No.


SECRETARY-ASSISTANT SECRETARY                          PRESIDENT-VICE PRESIDENT

                                     (SEAL)